Exhibit 99.1

Metromedia International Group Inc. Postpones Reporting of Preliminary Financial Results for Magticom, Ltd.

     CHARLOTTE, N.C.--(BUSINESS WIRE)--Aug. 14, 2006--Metromedia International Group, Inc. (the "Company" or "MIG") (OTCBB: MTRM) - Common Stock and (PINK
SHEETS: MTRMP) - Preferred Stock), the owner of interests in communications businesses in the country of Georgia, announces that it has elected to postpone issuance of preliminary financial results, through December 31, 2005, for its Magticom business venture as previously proposed in its July 13, 2006 press release. The Company remains committed to releasing preliminary prior period Magticom financial results as soon as all related material information can be disclosed in suitable detail and presently expects such information release will be possible before the end of September 2006. Furthermore, the Company does not intend making further public comment on these matters until a full and comprehensive statement can be released.

     About Metromedia International Group

     Through its wholly owned subsidiaries, the Company owns interests in communications businesses in the country of Georgia. The Company's core businesses include Magticom, Ltd., the leading mobile telephony operator in Tbilisi, Georgia, Telecom Georgia, a well-positioned Georgian long distance telephony operator, and Telenet, a Georgian company providing internet access, data communications, voice telephony and international access services.

     This news release contains certain forward-looking statements made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties, including in particular those regarding the Company's intention to release preliminary financial results associated with its Magticom business venture, through December 31, 2005. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: the impact of the Company's current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the predictions for timing of filing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company's prior year financial statements and the audit of the Company's fiscal 2004 and 2005 financial statements; risks that the Company's independent auditors might have audit adjustments that results in additional delay in the restatement process; and risks that the Company's inability to complete the restatement of its financial statements will impact operations. Various other factors beyond the Company's control could cause or contribute to such risks and uncertainties. This also includes such factors as are described from time to time in the SEC reports filed by the Company, including the Current Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and its most recently filed Form 8-K reports (dated October 19, 2004, November 4, 2004, November 16, 2004, November 22, 2004, December 9, 2004, January 6, 2005, February 9, 2005, February 17, 2005, March 9, 2005, March 23, 2005, April 19,
2005, April 20, 2005, June 7, 2005, June 17, 2005, July 12, 2005, July 18, 2005,
July 25, 2005, July 28, 2005, August 3, 2005, August 10, 2005, September 8,
2005, September 19, 2005, January 31, 2006, March 8, 2006, March 15, 2006, March
17, 2006, May 11, 2006, May 18, 2006, June 26, 2006, July 14, 2006 and August 8,
2006). The Company is not under, and expressly disclaims any, obligation to update the information in this news release for any future events.


     CONTACT: Metromedia International Group, Inc.
              Ernie Pyle, Chief Financial Officer and Treasurer
              704-321-7380
              investorrelations@mmgroup.com